UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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OPENTABLE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OPENTABLE, INC.

799 Market Street, 4th Floor

San Francisco, California 94103

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

JUNE 7, 2011

This proxy statement supplement, dated May 4, 2011 (the “Supplement”), supplements the proxy statement dated April 21, 2011 (the “Proxy Statement”) relating to the proxy being solicited by the Board of Directors (the “Board”) of OpenTable, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders to be held on June 7, 2011, at 9:00 a.m., local time, and any adjournment or postponement of that meeting (the “Annual Meeting”) at The Westin Hotel, 50 Third Street, San Francisco, California 94103.

The primary purpose of this Supplement is to provide subsequent information relating to recent changes in the Company’s management and Board structure.  Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares.  To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

ELECTION OF DIRECTORS

On April 29, 2011, Jeffrey Jordan tendered his resignation as the Company’s president and chief executive officer, such resignation to be effective June 1, 2011, and the Board appointed Mr. Jordan to serve as executive chairman beginning June 1, 2011.

Also on April 29, 2011, the Board appointed Matthew Roberts, currently the Company’s chief financial officer, to succeed Mr. Jordan as the Company’s president and chief executive officer, effective June 1, 2011.  Mr. Roberts will also continue to serve as chief financial officer until a successor has been appointed.

In connection with this transition, on April 29, 2011, the Board, pursuant to the Company’s Amended and Restated Certificate of Incorporation and bylaws, increased the size of the Board from seven to eight directors and elected Mr. Roberts to fill the vacancy created by the increase, effective as of June 1, 2011.  Mr. Roberts will serve on the Board as a Class I director beginning June 1, 2011 and until the annual meeting of stockholders to be held in 2013 or his earlier death, resignation or removal.

Directors Continuing in Office Until the 2013 Annual Meeting of Stockholders

Jeffrey Jordan has served as our chief executive officer since June 2007 and as a member of our Board since July 2007.  On April 29, 2011, Mr. Jordan tendered his resignation as president and chief executive officer, such resignation to be effective June 1, 2011, and the Board appointed Mr. Jordan to serve as executive chairman beginning June 1, 2011.  From October 2004 to September 2006, Mr. Jordan served as the president of PayPal, the Internet-based payment system owned by eBay, Inc.  For five years prior to that, Mr. Jordan served as senior vice president and general manager for eBay North America.  From September 1998 to September 1999, Mr. Jordan served as chief financial officer for Hollywood Entertainment Corporation, a video rental company, and then president of its subsidiary, Reel.com.  Previously, Mr. Jordan served in various capacities at The Walt Disney Corporation for eight years, most recently as senior vice president and chief financial officer of The Disney Store Worldwide.  Before that, he worked for The Boston Consulting Group.  Mr. Jordan is the member of the boards of directors for several private companies.  Mr. Jordan holds a Master of business Administration degree from the Stanford Graduate School of Business and a Bachelor of Arts degree from Amherst College.  Mr. Jordan’s experience as our chief executive officer gives him unique insights into the Company’s challenges, opportunities and operations.  With his years of managerial experience at global technology companies, including tenures at both eBay and PayPal, Mr. Jordan also brings to the Board significant experience with regard to Internet business strategies and operations.  In addition, his positions at The Walt Disney Corporation give Mr. Jordan a perspective of someone familiar with all facets of a global enterprise, including direct responsibility for finance and accounting issues.

Matthew Roberts, age 43, has served as the Company’s chief financial officer since June 2005.  On April 29, 2011, the Board appointed Mr. Roberts to succeed Mr. Jordan as the Company’s president and chief executive officer, effective June 1, 2011.  Mr. Roberts will also continue to serve as chief financial officer until a successor has been appointed.  Mr. Roberts served as chief financial officer of E-LOAN, Inc., a provider of loans, from December 2000 to May 2005 and vice president of finance of E-LOAN, Inc. from January 1999 to November 2000.  Mr. Roberts previously served as corporate controller of NetDynamics, Inc., an enterprise software company, and held a general manager position with Berkeley Systems, Inc., a consumer entertainment software company.  Mr. Roberts is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from Santa Clara University.  Mr. Roberts’ qualifications to serve on the Board include his leadership experience and extensive institutional knowledge of the Company and its operations gained from his service as chief financial officer over the past six years, his experience serving in finance positions of both public and private companies and his accounting expertise.

Independence of the Board of Directors

Mr. Roberts is not an independent director under The NASDAQ Stock Market listing standards due to his employment relationship with the Company.

Information Regarding the Board of Directors and its Committees

Board Leadership

In connection with Mr. Roberts’ appointment to succeed Mr. Jordan as the Company’s president and chief executive officer, the Board considered the Company’s leadership structure and determined that this management change marks an appropriate time for the Company to establish the role of executive chairman.  On April 29, 2011, the Board appointed Mr. Jordan to serve as executive chairman beginning June 1, 2011.

In making this decision regarding the optimum leadership structure for the Company at this time, the Board considered a number of factors, including the fact that Mr. Jordan, an experienced executive at global technology companies, has served as the Company’s president and chief executive officer and a director of the Company for the last four years and will facilitate Mr. Roberts’ transition into the role of president and chief executive officer.

The Board will continue to have a Lead Independent Director, currently Mr. Pressler, whose responsibilities include: (i) presiding over executive sessions of independent directors; (ii) serving as a liaison between the Board’s executive directors, Mr. Jordan and Mr. Roberts, and its independent directors; (iii) providing advice as to meeting agendas and schedules; and (iv) calling meetings of independent directors.

VOTING MATTERS

If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote.  Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked.  Shares represented by proxies returned before the Annual Meeting will be voted in accordance with the Board’s recommendations as set forth in the Proxy Statement.  Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “Questions and Answers about this Proxy Material and Voting.”

By Order of the Board of Directors

Matthew Roberts
Chief Financial Officer and Secretary

May 4, 2011